As filed with the Securities and Exchange Commission on February 24, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (I.R.S. Employer Identification Number)

1100 Winter Street
Waltham, Massachusetts 02451
(617) 498-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William K. Heiden
President, Chief Executive Officer
1100 Winter Street
Waltham, Massachusetts 02451
(617) 498-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq.
Ettore A. Santucci, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock ($.01 par value), including related rights to purchase Series A Junior Participating Preferred Stock (4)
Preferred Stock ($.01 par value)
Debt Securities
Warrants
Units
Total (5)

(1)           An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.

(2)           Not applicable pursuant to General Instruction II.E of Form S-3 under the Securities Act.

(3)           In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)           In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or exercise.

(5)           The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

By this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, our common stock, preferred stock, debt securities, warrants, or any combination thereof described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. Each time securities are offered pursuant to this prospectus, we will indicate the particular securities being offered and their specific terms in a supplement to this prospectus. In each case, we will describe the type and amount of securities being offered, the public offering price, the net proceeds we expect to receive and the other terms of the offering.

You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

We or any selling stockholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling stockholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling stockholders.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AMAG.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive office is at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300.

The date of this prospectus is February 24, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest in our securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

References in this prospectus to the terms “AMAG Pharmaceuticals,” “company,” “we,” “our” or “us” or other similar terms means AMAG Pharmaceuticals, Inc.

Feraheme is a registered trademark of AMAG Pharmaceuticals, Inc., MuGard is a registered trademark of PlasmaTech Biopharmaceuticals, Inc. (formerly known as Access Pharmaceuticals, Inc.) (PlasmaTech), Makena is a registered trademark of Lumara Health Inc. and Lumara Health is a registered trademark of Lumara Health Inc. Unless the context suggests otherwise, references to “Feraheme” refer to both Feraheme (the trade name for ferumoxytol in the U.S. and Canada) and Rienso (the trade name for ferumoxytol in the EU and Switzerland).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus or the applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities

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Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “potential,” “predict,” “project,” “should,” or “would.” Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation (1) our dependence on the success of our product portfolio and maintaining commercialization of our products, including Makena and Feraheme; (2) intense competition, including from generic products; (3) maintaining the proprietary nature of our technology; (4) our reliance on third parties in our business, including to manufacture our products, conduct our clinical trials and undertake distribution of our products; (5) our reliance on and the extent of reimbursement from third parties for the use of our products, including Makena’s high Medicaid reimbursement concentration; (6) the impact of Makena’s loss of orphan drug exclusivity in February 2018, competition from compounded pharmacies and our ability to implement Makena’s lifecycle management program; (7) perceptions related to pricing and access for Makena; (8) post-marketing commitments for Makena; (9) limitations on Feraheme sales given its narrow CKD indication and the potential impact on sales of any actual or perceived safety problems; (10) our ability to receive regulatory approval for Feraheme in the broader IDA indication and Feraheme’s ability to compete in such market even if regulatory approval is pursued and received; (11) our customer concentration, especially with regard to Feraheme; (12) the impact of the termination of our arrangement with Takeda and our commercialization efforts, if any and including cessation thereof, for Feraheme outside of the U.S., including the impact on U.S. sales; (13) our level of indebtedness, access to sufficient capital and availability of net operating loss carryforwards and other tax assets; (14) the risk of potential litigation, including securities and product liability claims; and (15) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.” AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

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OUR COMPANY

This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

AMAG Pharmaceuticals, Inc., a Delaware corporation, was founded in 1981. We are a specialty pharmaceutical company with a focus on maternal health, anemia and cancer supportive care. We currently market Makena® (hydroxyprogesterone caproate injection), Feraheme® (ferumoxytol) Injection for Intravenous use to treat iron deficiency anemia (IDA) and MuGard® Mucoadhesive Oral Wound Rinse, for the management of oral mucositis. The primary goal of our company, including our maternal health division, Lumara HealthTM, is to bring to market therapies that provide clear benefits and improve patients’ lives.

Currently, our two primary sources of revenue are from the sale of Makena and Feraheme. On November 12, 2014, we acquired Lumara Health (the Lumara Acquisition), a privately-held pharmaceutical company specializing in women’s health, for approximately $600.0 million in upfront cash consideration (subject to finalization of certain adjustments related to Lumara Health’s financial position at the time of closing, including adjustments related to working capital, net debt and transaction expenses as set forth in the definitive agreement with Lumara Health) and 3.2 million unregistered shares of our common stock having a fair value of $112.0 million at the time of closing.  In connection with the acquisition of Lumara Health, we acquired Lumara Health’s marketed drug product, Makena, a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. We sell Makena to specialty pharmacies and distributors, who, in turn, sell Makena to health care providers, hospitals, government agencies and integrated delivery systems. The Lumara Acquisition is described in greater detail in our Current Report on Form 8-K filed on November 12, 2014, as amended on January 12, 2015 and as further amended on February 24, 2015.

Feraheme was approved for marketing in the U.S. in June 2009 by the U.S. Food and Drug Administration (FDA) for use as an intravenous iron replacement therapy for the treatment of IDA in adult patients with chronic kidney disease. We began selling Feraheme in the U.S. in July 2009 through our own commercial organization, including a specialty sales force. We sell Feraheme to authorized wholesalers and specialty distributors, who, in turn, sell Feraheme to healthcare providers who administer Feraheme primarily within hospitals, hematology and oncology centers, and nephrology clinics.

On June 6, 2013, we entered into a License Agreement with PlasmaTech under which we acquired the U.S. commercial rights to MuGard (the MuGard License Agreement). MuGard is indicated for the management of oral mucositis/stomatitis (that may be caused by radiotherapy and/or chemotherapy) and all types of oral wounds (mouth sores and injuries), including aphthous ulcers/canker sores and traumatic ulcers, such as those caused by oral surgery or ill-fitting dentures or braces. Under the MuGard License Agreement, we obtained an exclusive, royalty-bearing license, with the right to grant sublicenses, to certain intellectual property rights, including know-how, patents and trademarks, to use, import, offer for sale, sell, manufacture and commercialize MuGard in the U.S. and its territories. In addition, PlasmaTech has assigned us all of its right, title and interest in MuGard-related internet and social media outlets and other sales, marketing and promotional materials currently owned or controlled by PlasmaTech. We sell MuGard to wholesalers and specialty and retail pharmacies.

Our common stock trades on The NASDAQ Global Select Market under the trading symbol “AMAG.”

Our principal offices are located at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300. Our website address is www.amagpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time by our future filings under the Exchange Act, when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

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DESCRIPTION OF SECURITIES

We and/or any selling stockholder may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling stockholder may offer. Each time we and/or any selling stockholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Common Stock. We and/or any selling stockholder may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the

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registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

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USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.  From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

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SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We and/or any selling stockholder may sell our securities from time to time in one or more transactions. We and/or any selling stockholder may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we and/or any selling stockholder or dealers acting with us and/or any selling stockholder or on behalf of us and/or any selling stockholder may also purchase our securities and reoffer them to the public. We and/or any selling stockholder may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•                  We and/or any selling stockholder will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•                  Unless we and/or any selling stockholder indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•                  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We and/or any selling stockholder may use an underwriter or underwriters in the offer or sale of our securities.

•                  If we and/or any selling stockholder use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•                  We and/or any selling stockholder will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•                  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We may use a dealer to sell our securities.

•                  If we and/or any selling stockholder use a dealer, we will sell our securities to the dealer, as principal.

•                  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•                  We and/or any selling stockholder will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We and/or any selling stockholder may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We and/or any selling stockholder will describe the terms of direct sales in the applicable prospectus supplement.

We and/or any selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and/or any selling stockholder will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We and/or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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•                  If we and/or any selling stockholder use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•                  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•                  We and/or any selling stockholder will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and/or any selling stockholder may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Annual Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period September 16, 2013 to March 31, 2014, and the period April 1, 2013 to September 15, 2013, and the year ended March 31, 2013 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ deficit and cash flows for each of the three years in the period ended March 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.             Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on February 18, 2015;

2.             Our Current Report on Form 8-K as filed on November 12, 2014 (solely other than with respect to Exhibit 99.1 thereto), as amended on January 12, 2015 and as further amended on February 24, 2015, as well as our Current Report on Form 8-K as filed on January 9, 2015;

3.             The description of our common stock, which is registered under Section 12 of the Exchange Act, contained under Item 8.01 of our Current Report on Form 8-K, as filed on August 1, 2013, including any amendment or report filed for the purpose of updating such descriptions; and

13

4.             The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained under Item 3.03 of our Current Report on Form 8-K, as filed on September 4, 2009, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including without limitation any amendments or reports filed for the purpose of updating that description, including the amendment described under Item 3.03 of our Current Report on Form 8-K, as filed on September 29, 2014, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 29, 2014.

We also incorporate by reference any filings made after the date of effectiveness of the registration statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus is completed or terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts, 02451; (617) 498-3300.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our Internet site is http://www.amagpharma.com. Information contained on our Internet site is not a part of this prospectus.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, and units being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by AMAG Pharmaceuticals:

SEC Registration Fee	$	*
NASDAQ Fees		**
Transfer Agent Fees		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Miscellaneous Fees		**

Total	$	**

*                                         Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**                                  These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

The registrant’s certificate of incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by the DGCL, indemnify any director or officer which it shall have the power to indemnify under the DGCL against any expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL. This indemnification continues after such person ceases to be a director or officer and inures to the benefit of the heirs, executors and administrators of said person. The registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the registrant’s board except under limited circumstances. The certificate of incorporation also provides that the right to indemnification includes the right to be paid by the registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery by the registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the certificate of incorporation or otherwise. The certificate of incorporation provides that the registrant, by action of its board, may provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of directors and officers. The certificate of incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The certificate of incorporation also permits the registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, liability, or loss incurred by him or her if the registrant would have the power to indemnify such persons against such expense, liability or loss under the DGCL. The certificate of incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the certificate of incorporation. The registrant has entered into indemnification agreements with all of its directors and executive officers and maintains insurance for each director and executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of the Registrant, as amended and restated (Incorporated herein by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

3.2	Amended and Restated Bylaws, as amended to date (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed November 28, 2008).

3.3	Certificate of Designation for the Series A Junior Participating Preferred Stock (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3.

4.2	Specimen certificate representing the Registrant’s Common Stock (Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

4.3	Rights Agreement dated as of September 4, 2009, by and between Registrant and American Stock Transfer & Trust Company, LLC (Incorporated by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

4.4

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to the registrant’s Current Report on Form 8-K filed February 14, 2014).

4.5

NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to the registrant’s Current Report on Form 8-K filed September 29, 2014).

*4.6	Form of Certificate of Designation of Preferred Stock.

*4.7	Form of Preferred Stock Certificate.

4.8	Form of Rights Certificate (Incorporated by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

**4.9	Form of Indenture.

*4.10	Form of Debt Security.

*4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.

*4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

*4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.

*4.14	Form of Unit Certificate.

**5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

*12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

**23.2	Consent of BDO USA, LLP, Independent Auditor. Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

**23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

**24	Powers of Attorney (included in the signature pages of this registration statement).

*25.1	Statement of Eligibility of Trustee on Form T-1 under Indenture.

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of any securities, as appropriate.

** Filed herewith.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts, on this 24th day of February, 2015.

AMAG PHARMACEUTICALS, INC

By:	/s/ William K. Heiden
William K. Heiden President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AMAG Pharmaceuticals, Inc. hereby severally constitute and appoint William K. Heiden and Scott A. Holmes, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AMAG Pharmaceuticals, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William K. Heiden	President, Chief Executive Officer and	February 24, 2015
William K. Heiden	Director (Principal Executive Officer)

/s/ Scott A. Holmes	Senior Vice President of Finance and	February 24, 2015
Scott A. Holmes	Investor Relations, Chief Accounting Officer
and Treasurer (Principal Financial and
Accounting Officer)

/s/ Barbara Deptula		February 24, 2015
Barbara Deptula	Director

/s/ Dr. John Fallon		February 24, 2015
John Fallon	Director

/s/ Robert J. Perez		February 24, 2015
Robert J. Perez	Director

/s/ Dr. Lesley Russell		February 24, 2015
Dr. Lesley Russell	Director

/s/ Gino Santini		February 24, 2015
Gino Santini	Director

/s/ Davey Scoon		February 24, 2015
Davey Scoon	Director

/s/ James Sulat		February 24, 2015
James Sulat	Director

EXHIBIT INDEX

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of the Registrant, as amended and restated (Incorporated herein by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

3.2	Amended and Restated Bylaws, as amended to date (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed November 28, 2008).

3.3	Certificate of Designation for the Series A Junior Participating Preferred Stock (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3.

4.2	Specimen certificate representing the Registrant’s Common Stock (Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

4.3

Rights Agreement dated as of September 4, 2009, by and between Registrant and American Stock Transfer & Trust Company, LLC (Incorporated by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

4.4

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to the registrant’s Current Report on Form 8-K filed February 14, 2014).

4.5

NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to the registrant’s Current Report on Form 8-K filed September 29, 2014).

*4.6	Form of Certificate of Designation of Preferred Stock.

*4.7	Form of Preferred Stock Certificate.

4.8	Form of Rights Certificate (Incorporated by reference to the registrant’s Current Report on Form 8-K filed September 4, 2009).

**4.9	Form of Indenture.

*4.10	Form of Debt Security.

*4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.

*4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

*4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.

*4.14	Form of Unit Certificate.

**5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

*12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

**23.2	Consent of BDO USA, LLP, Independent Auditor. Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

**23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

**24	Powers of Attorney (included in the signature pages of this registration statement).

*25.1	Statement of Eligibility of Trustee on Form T-1 under Indenture.

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of any securities, as appropriate.

** Filed herewith.